January 31, 2011

Dr. Tom Furness

Dr. Brian Schowengerdt

RatLab LLC

5607 40th Avenue NE

Seattle, WA 98105

Re:	Extension of the Letter of Intent and Amendment to License

Dear Tom and Brian:

Pursuant to Paragraph 11of the Letter of Intent between our companies executed under date of October 1, 2010, the parties thereto do mutually agree to a 90 day extension of the expiration date of the Letter of Intent from January 31, 2011 to May 1, 2011.  The parties shall endeavor to execute definitive agreements and close the contemplated transaction during that time.

The Letter of Intent shall expire at that time unless extended or modified in writing by the parties hereto.

If the transaction contemplated by the aforementioned Letter of Intent fails to ultimately close, the time deadlines in the original license agreement executed on October 23, 2008, between the parties shall be extended for one year.

If you accept and agree to this extension of the Letter of Intent, please sign and date a copy of this letter and return it to the undersigned at 500 Union Street, Suite 406, Seattle, WA 98101, facsimile number (206) 903 1352.

Sincerely yours,

Visualant, Inc.

/s/ Ron Erickson

Ron Erickson

Its:  Chairman

AGREED AND ACCEPTED:

RatLab LLC

/s/ Tom Furness

By: Tom Furness

Manager

Date: January 11, 2011

/s/ Brian Schowengerdt

By: Brian Schowengerdt

Manager

Date: January 31, 2011

500 Union Street        Suite 406        Seattle, WA 98101